Exhibit 10.10

THE REPAYMENT OF THIS NOTE IS SUBJECT TO THE

TERMS OF THE SUBORDINATION AGREEMENT

(AS DEFINED BELOW)

INTERCOMPANY NOTE

$489,000,000	December 1, 2005

The undersigned, for value received, promises to pay on or before December 31, 2010 to the order of Halliburton Energy Services, Inc. a Delaware corporation (the “Lender”) at the principal office of the Lender in Houston, Texas, or at such other place designated by the Lender or its assignee, the unpaid principal amount of this Intercompany Note together with accrued interest on such amounts from time to time outstanding hereunder at the rate provided below.

This is one of the “Intercompany Notes” as defined in the Five Year Revolving Credit Agreement dated as of December 16, 2005 (as amended from time to time, the “Credit Agreement”) among the undersigned, the Issuing Banks, the Banks and the Agents (as such terms are defined therein), and is in amendment and restatement of the $774 million Intercompany Note from the undersigned in favor of the Lender dated as of December 1, 2005. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

At no time shall the outstanding principal balance hereunder exceed $489,000,000.

Amounts repaid hereunder may not be reborrowed.

The unpaid principal amount hereof from time to time outstanding shall bear interest from the date hereof at 7.5% per annum: Accrued interest shall be payable on June 30 and December 31 of each year, commencing June 30, 2006. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

Subject to the terms of the Subordination Agreement (as hereinafter defined), principal payments may be made by the undersigned at any time and from time to time upon at least two (2) Business Days’ notice to the Lender or such shorter period as agreed by the Lender.

Subject to the terms of the Subordination Agreement (as hereinafter defined), if any Event of Default under (i) Section 6.01(e) of the Credit Agreement in respect of the undersigned or (ii) Section 6.01 of the Credit Agreement shall occur, then all amounts outstanding hereunder, together with all accrued and unpaid interest thereon, shall be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby waived.

Payments of both principal and interest are to be made in lawful money of the United State of America in immediately available funds.

It is the intention of the payee to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the payee under laws applicable to it, then, in that event notwithstanding anything to the contrary in this Note or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (1) the aggregate of all consideration which constitutes interest under law applicable to the payee that is contracted for, taken, reserved, charged or received by the payee under this Note or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by such payee on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by such payee to the undersigned); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders thereof resulting from any event of default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the payee may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note or otherwise shall be automatically cancelled by such payee as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such payee on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by such payee to the undersigned).

In addition to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, that should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the undersigned agrees to pay, in addition to the principal and interest due and payable hereon, all reasonable expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

The undersigned warrants and represents to the Lender and its assignees that (a) the undersigned is a limited liability company duly formed and validly existing and in good standing under the laws of the the State of Delaware, (b) the execution and delivery of this Note, and the performance by the undersigned of its obligations hereunder, are within the corporate powers of the undersigned and have been duly authorized by all necessary corporate action on the part of the undersigned, and (c) this Note is the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the articles of incorporation of the undersigned or any amendment thereto or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the undersigned is bound.

No delay on the part of the Lender or any other holder of this Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender or the then holder hereof.

Notwithstanding anything to the contrary contained herein, pursuant to the terms of a Subordination and Undertaking Agreement dated as of December 16, 2005 among Lender, the undersigned, Halliburton Company and the Agent (as defined therein) (herein, as amended, modified, supplemented, restated and in effect from time to time called the “Subordination Agreement”) reference to which is hereby made for all purposes, the payment of all obligations of the undersigned to the Lender under this Note shall be postponed and subordinated to the payment in full of the Senior Debt Obligations (as defined in the Subordination Agreement and used herein with the same meaning) to the extent provided in the Subordination Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

KBR HOLDINGS, LLC.

By:	/s/ Larry J. Henry
Name: Larry J. Henry Title: Vice President & Treasurer

Address:

4100 Clinton Drive

Houston, TX 77020

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